EXHIBIT 13.1

                                  Certification

                  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Sanitec International S.A. ("Sanitec") does hereby certify that: the annual report on Form 20-F for the year ended December 31, 2003 (the "Form 20-F") of Sanitec fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial conditions and results of operations of Sanitec.

Dated:  April 28, 2004



/s/ Rainer Simon
---------------------------
Mr. Rainer Simon
Principal Executive Officer



/s/ Timo Lehto
---------------------------
Mr. Timo Lehto
Principal Financial Officer